Exhibit 2.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 12th day of November, 2001 (the "Effective Date") by and between REYNOLDS, SMITH AND HILLS, INC, a Florida corporation ("RS&H") on the one hand, and CESAR E. SYLVA LL, JAMES R. SQUIRE, W. EDWARD CONGER, and RONALD R. KLINE, individual residents of the State of Texas (each a "Seller" and collectively, "Sellers"), on the other hand. RS&H and Sellers may be collectively referred to herein as the "Parties" and individually referred to as a "Party").

                                    PREMISES:

     A. Sellers own all of the issued and outstanding shares (the "Shares") of One Dollar ($1.00) par value common stock of Sylva Engineering Corporation, a Texas corporation ("Sylva").

     B. Sylva is engaged in the business of engineering and performing other related professional services (the "Business").

     C. Pursuant to the terms and conditions set forth herein, Sellers desire to sell to RS&H, and RS&H desires to purchase from Sellers, all of the Shares.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF SHARES
                           ---------------------------

      1.1  Sale of  Shares  at the  Closing.  On the  terms and  subject  to the
           --------------------------------
conditions set forth in this Agreement, and in reliance upon the representations, warranties, obligations and covenants contained herein, Sellers hereby agree to sell, assign, transfer, convey and deliver to RS&H at the "Closing" (as defined in Section 1.7), and RS&H hereby agrees to purchase and receive from the Sellers at such time, all of the Shares, free and clear of any and all "Liens" (as defined in Section 2.7).

      1.2  Purchase Price. As full consideration for Sellers' sale of the Shares
           --------------
to RS&H pursuant to this Agreement, RS&H shall pay an aggregate purchase price of up to a maximum of Two Million Six Hundred Thousand Dollars ($2,600,000.00), subject to adjustment as set forth in Section 1.5 (the "Purchase Price"), as follows:

     (a) A total of Seven Hundred Thousand Dollars ($700,000.00) shall be paid to Sellers (as allocated in accordance with Section 1.6) at the Closing by bank check or wire transfer of immediately available funds to such banks and accounts as shall be designated in writing to RS&H by Sellers;

     (b) A non-negotiable 8 1/2% 4-year Subordinated Promissory Note of RS&H (the "Note") in the principal amount of Seven Hundred Forty-five Thousand Dollars ($745,000.00), in the form attached hereto as Exhibit A, shall be issued
                                                      ---------
and delivered to Cesar Sylva LL at the Closing;

     (c) A total of 15,000 shares of RS&H common stock (the "RS&H Shares"), which shares were last valued at $17.00 per share by Willamette Management Associates for purposes of setting the price at which registered shares of RS&H are sold to and traded within the Reynolds, Smith and Hills, Inc. Employees 401(k) Profit Sharing Plan, shall be issued and delivered to Sellers (as allocated in accordance with Section 1.6) at the Closing, such RS&H Shares to be subject to a Buy-Sell Agreement substantially in the form of Exhibit B attached
                                                              ---------
hereto (the "Buy-Sell Agreement");

     (d) A total of Two Hundred Thousand Dollars ($200,000.00) shall be withheld by RS&H at the Closing (the "Security Deposit"), which amount shall be available for RS&H as security for any and all of the obligations of Sellers under this Agreement; and

     (e) Up to a maximum of Seven Hundred Thousand Dollars ($700,000.00) shall be paid to Sellers on the terms and subject to the conditions set forth in
Section 1.4 below (the "Earnout Consideration").

      1.3  Transfer Taxes. Any and all transfer, sales, stamp,  documentation or
           --------------
other similar taxes, assessments or fees which may arise or result from the transfer of the Shares to RS&H shall be paid by Sellers.

      1.4  Earnout  Consideration.  Subsequent to the Closing and subject to the
           ----------------------
conditions set forth in this Section 1.4, RS&H shall pay to Sellers such of the Earnout Consideration as shall be earned by Sellers in accordance with the following provisions:

     (a) From and after the Closing, RS&H shall periodically generate a profit and loss statement (each, a "P/L Statement") for its existing Houston office, the Houston office of Sylva and the Austin office of Sylva on a combined basis (such offices being referred to collectively as the "South Central Region" of RS&H). Any new RS&H offices which commence operations after the Closing Date in Texas will, for purposes of this Agreement, also be included in the definition of the South Central Region, and their operating results will be included in the applicable P/L Statements; provided, however, that such South Central Region shall not be deemed to include, and the P/L Statements shall not include the operating results of, any offices acquired by RS&H after the Closing Date as a result of any merger with or acquisition of any entity, business or office.

     (b) For each of up to four (4) successive years (defined as 12 consecutive RS&H monthly accounting periods) commencing with RS&H's 5-week December accounting month immediately following the Closing Date, the Sellers shall be entitled to earn, and RS&H will pay to Sellers, Earnout Consideration in an amount equal to Ten Percent (10%) of the amount by which the South Central Region's "Gross Margin" (as defined in subsection (f)) exceeds Two Million Eight Hundred Thousand Dollars ($2,800,000.00) for each such 12-month period, as reflected on the applicable P/L Statement.

     (c) Any Earnout Consideration earned by Sellers hereunder will be paid to Sellers (as allocated in accordance with Section 1.6) annually within sixty (60) days of the end of each applicable 12-month period.

     (d)  In no  event  shall  the  Earnout  Consideration  payable  to  Sellers hereunder exceed, in the aggregate, Seven Hundred Thousand Dollars ($700,000.00), and Sellers shall not be entitled to earn or receive payment of any Earnout Consideration with respect to any period of time after the expiration of four (4) years following the Closing Date.

     (e) Sellers and their representatives shall have the right each year, upon reasonable request and during normal business hours, to review the books of account of RS&H for the purpose of verifying that the Earnout Consideration has been properly calculated.

     (f) For purposes of this Agreement, the following terms shall have the following respective meanings:

         (i) "Gross Margin" shall mean, with respect to the South Central Region, an amount equal to "Net Service Revenue" (as defined in subsection (ii)) with respect to the South Central Region minus "Direct Labor Costs" (as defined in subsection (iii)) with respect to the South Central Region.

         (ii) "Net Service Revenue" shall mean, with respect to the South Central Region, an amount equal to the difference which results when gross revenues arising out of services performed under contracts originating in the South Central Region, have deducted from them all other direct costs paid or payable to third parties incurred with respect to such contracts, including, without limitation, all fees, costs and expenses paid to subconsultants.

         (iii) "Direct Labor Costs" shall mean, with respect to the South Central Region, an amount equal to the hourly rate (annual base compensation divided by 2,080) for each RS&H employee working on South Central Region projects times the number of hours actually worked.


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

         (iv) For purposes of determining Gross Margin, Net Service Revenue and Direct Labor Costs, the determination of whether or not a contract originated out of the South Central Region shall be made in accordance with the standard policies and practices of RS&H.

      1.5  Purchase Price Adjustment.
           -------------------------

     (a) The Purchase Price shall be decreased by the amount, if any, by which Sylva's "Closing Net Book Value" (as defined below) is less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00). As used herein, the term "Closing Net Book Value" shall equal (i) the aggregate book value of the assets of Sylva reflected on Sylva's balance sheet as of the Closing Date (the "Closing Balance Sheet"), less (ii) the aggregate value of Sylva's liabilities reflected on the Closing Balance Sheet.

     (b) No later than sixty (60) days after the Closing, the outside accounting firm for RS&H, Deloitte & Touche LLP, and the outside accounting firm for Sylva, Harper & Pearson Company, shall prepare jointly, in accordance with "GAAP" (as defined in Section 1.10(a)), and deliver to the Parties, the Closing Balance Sheet and their determination of the Closing Net Book Value and the adjustment to the Purchase Price, if any, required by the provisions of Section 1.5(a). The Closing Net Book Value and the adjustment to the Purchase Price, if any, determined jointly by such accounting firms shall be conclusive and binding on and non-appealable by the Parties.

     (c) If the Purchase Price is subject to downward adjustment pursuant to the provisions of this Section 1.5, RS&H shall be entitled to recover the amount of such downward adjustment by setting off such amount against the Security Deposit. In the event the amount of such adjustment exceeds the then remaining balance of the Security Deposit, Sellers shall, within thirty (30) days of the final determination of the Closing Net Book Value, pay to RS&H the amount of such excess.

     1.6 Allocation of Purchase  Price.  All cash payments to be made to Sellers
         -----------------------------
under this Agreement, including payments, if any, of the Security Deposit and the Earnout Consideration, and the RS&H shares to be issued to Sellers under this Agreement shall be allocated among Sellers in accordance with Schedule 1.6
                                                                    ------------
attached hereto.

     1.7 Closing.  Contemporaneously  with the execution of this Agreement,  the
         -------
closing of the transactions provided for in this Agreement (the "Closing") shall occur at the offices of Ted A. Cox, P.C. located at 2223 Mangum, Suite 209, Houston, Texas 77092. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.8 Deliveries of Sellers at Closing. At the Closing, Sellers shall deliver
         --------------------------------
to RS&H:

        (a) Stock certificates of Sylva representing the Shares, each of which certificates shall be endorsed in blank or attached to a duly executed stock power;

        (b) A Certificate of good standing for Sylva issued by the Secretary of State of the State of Texas as of a date no more than thirty (30) days prior to the Closing Date;

        (c) All minute books, stock record books, corporate seals, client lists, files and other documents of Sylva;

        (d) A certificate of no tax due and a certificate of good standing issued by the Texas Comptroller of Public Accountants as of a recent date prior to the Closing Date;

        (e) An opinion of Ted A. Cox, counsel to Sellers, substantially in the form attached hereto as Exhibit C;
                        ---------

        (f) A Certificate executed by Sellers dated as of the Closing, in form and substance reasonably satisfactory to RS&H, certifying that no Texas transfer, documentary or other taxes are payable with respect to the consummation of this purchase and sale;

        (g) Evidence reasonably satisfactory to RS&H that each Shareholders' Agreement to which Sylva is a party has been terminated;

        (h) Written resignations of all officers and directors of Sylva;

        (i) Employment  agreements,  in the form attached  hereto as  Exhibit D,
                                                                      ---------
(the "Employment  Agreements")  executed by each of Cesar E. Sylva LL, and James
R. Squire;

        (j) The Buy-Sell Agreement, executed by each of Sellers;

        (k) A payoff letter from each of the lenders listed on Schedule  1.8(k),
                                                               ----------------
which letter shall set forth all amounts owed by Sylva to such lender as of the Closing Date, shall not contain any prepayment penalties or similar fees and shall contain such payment, release of collateral and other terms as shall be satisfactory to RS&H in its reasonable discretion; and

        (l) Such other documents, agreements and certificates as may have been reasonably requested by RS&H.

        1.9  Deliveries  of RS&H.  At the Closing,  RS&H shall pay or deliver to
             -------------------
Sellers:


            (a) The cash portion of the Purchase Price payable at the Closing, the Note and certificates representing the RS&H Shares pursuant to and in accordance with Section 1.2 hereof;


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


            (b) The Buy-Sell Agreement and the Employment Agreements, executed by RS&H, and

            (c) Such other documents, agreements and certificates as may have been reasonably requested by Sellers.

        1.10 Dispute Accountants.
             -------------------

            (a) Notwithstanding any other provision in this Agreement to the contrary, any adjustment to the Purchase Price and any Earnout Consideration payments earned hereunder, and the individual elements thereof, shall be determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

            (b) In the event of any dispute between RS&H and Sellers with respect to any adjustment to the Purchase Price or the amount of any Earnout Consideration earned hereunder, such dispute shall be referred to an independent accounting firm mutually agreed to by RS&H and Sellers (the "Dispute Accountants") for resolution. Any determination of the Dispute Accountants shall be conclusive and binding upon and non-appealable by the Parties. The costs of the Dispute Accountants will be born 50% by RS&H, on the one hand, and 50% by the Sellers, on the other hand.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

     Notwithstanding any independent investigation or verification undertaken by RS&H or its representatives (including, without limitation, any environmental audits or reports), Cesar E. Sylva LL and James R. Squire hereby jointly and severally make to RS&H the representations and warranties contained in Sections 2.1-2.35 below, and each of W. Edward Conger and Ronald R. Kline hereby individually makes the representations and warranties set forth in Sections 2.34 and 2.36 below.

     2.1  Organization  and Good Standing of Sylva.  Sylva is a corporation duly
          ----------------------------------------
organized, validly existing and in good standing under the laws of Texas, and it has all requisite power and authority to own and operate its assets and properties and to carry on its business as presently conducted. Sylva is not qualified to transact business as a foreign corporation in any state, and Sylva is not required, as a result of the ownership of its assets and properties or the conduct of its business, to be so qualified to transact business in any jurisdiction.

     2.2 Power and  Authority.  Each  Seller  has full  power and  authority  to
         --------------------
enter into this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sellers has been duly authorized by all requisite action on the part of each Seller, as appropriate, and Sylva, and no other action or proceeding is necessary to authorize the execution, delivery and performance of this Agreement by any Seller.

     2.3 Binding Effect.  This Agreement has been duly executed and delivered by
         --------------
each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

     2.4 No  Violation;  Consents.  Neither the  execution  and delivery of this
         ------------------------
Agreement by any Seller or all Sellers, nor the performance by any Seller or all Sellers of their obligations hereunder, will:

         (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Sylva;

         (b) violate, breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation to or by which any Seller or Sylva is a party or is bound;

         (c) violate or conflict with any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which any Seller or Sylva is subject; or

         (d) require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority by any Seller or Sylva.

     2.5  Capitalization.   The  authorized  capital  stock  of  Sylva  consists
          --------------
solely of one hundred thousand (100,000) shares of One Dollar ($1.00) par value common stock, of which only one thousand (1,000) shares are issued and outstanding. All of such issued and outstanding shares of capital stock are owned solely by Sellers and have been duly authorized and validly issued, are fully paid and non-assessable, and were offered, issued and sold in compliance with all applicable securities and other laws. There are no outstanding options, warrants, calls, rights, commitments or agreements obligating any Seller or Sylva to issue, deliver or sell any shares of the capital stock of Sylva, and there are no outstanding securities or other rights which are convertible or exchangeable into capital stock of or any other equity interest in Sylva. Neither Sylva nor any Seller is subject to any obligation to repurchase or otherwise acquire or retire or to register any shares of capital stock or any other equity interest in Sylva.

    2.6  Subsidiaries  and Partners.  Except as set forth in Schedule 2.6, Sylva
         --------------------------                          ------------
has no interest in any partnership, joint venture, corporation, limited liability company or other entity. Sylva has no wholly or majority owned subsidiaries.

    2.7  Title to Shares.  Each  Seller is the sole  registered  and  beneficial
         ---------------
owner of, and has good, valid and marketable title to, the number of Shares set forth opposite such Seller's name on Schedule 2.7, free and clear of any and all
                                     ------------
liens, charges, security interests, hypothecations, restrictions on transfer, preemptive rights, options, rights of first refusal, claims and other encumbrances of any kind or nature (collectively, "Liens"). Each Seller has the full right, power and authority to sell, transfer and deliver the Shares owned by him to RS&H and at the Closing shall transfer to RS&H good, valid and marketable title to all of the Shares owned by him, free and clear of any and all Liens.

    2.8  Corporate  Structure and Corporate Books.  The corporate books of Sylva
         ----------------------------------------
completely and accurately reflect in all material respects the actions of Sylva, and all such actions were duly and validly taken in compliance with the applicable corporate laws of Texas.

    2.9  Financial Statements. Attached hereto as Schedule 2.9 are true, correct
         --------------------                     ------------
and complete copies of (i) the audited financial statements of Sylva (including Balance Sheets, Statements of Income and Retained Earnings, and Statements of Cash Flows) as of and for the years ended as of December 31, 1999 and December 31, 2000, respectively, and (ii) the audited interim financial statements of Sylva (including Balance Sheet, Statement of Income and Retained Earnings, and Statement of Cash Flows) as of and for the six (6) month period ended as of June 30, 2001 ((i) and (ii) being referred to collectively herein as the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP, consistently applied, are consistent with the books and records of Sylva, and present fairly the financial position, results of operations and cash flow of Sylva as of the dates thereof and for the periods covered thereby.

   2.10  Liabilities.  Except  as  and  to  the  extent reflected in the audited
         -----------
Financial Statements of Sylva as of and for the six (6) month period ended as of June 30, 2001, Sylva does not have any debt, liability or obligation of any kind (whether accrued, absolute, known or unknown, contingent or otherwise, whether due or to become due, and whether or not required to be accrued or reserved against under GAAP), arising out of transactions, events or actions occurring or any state of facts existing on or before the date hereof, other than immaterial liabilities arising since June 30, 2001 in the ordinary course of the Business consistent with past practices. Sylva does not have any obligations (absolute or contingent) to provide funds on behalf of, or to guaranty or assume any debt, liability or obligation of, any person or entity.

   2.11  Assets.  The  assets  and  properties  of  Sylva  (whether  tangible or
         ------
intangible and whether real or personal) (the "Assets") as of the date hereof are fairly and adequately reflected in the June 30, 2001 Financial Statements, except for the effect of any immaterial acquisition or disposition of equipment in the ordinary course of the Business consistent with past practices since June 30, 2001. Schedule 2.11 lists all items of tangible personal property included
           -------------
in the Assets and the location thereof. Other than the "Leased Assets" (as defined below), the Assets include all of the assets, properties and rights which are used or employed in connection with the operation of, and which are required by Sylva to operate, the Business as it is presently conducted. Sylva has good, valid and marketable title to all of the Assets, free and clear of all Liens. Schedule 2.11 also identifies all of the assets and properties which are
        -------------
leased by Sylva from any person or entity (collectively, the "Leased Assets") and the lessor thereof, indicating whether each such lease is characterized under GAAP as a capital or operating lease. As of the date hereof, Sylva has the right to use all of the Leased Assets in connection with the operation of the

Business pursuant to valid and enforceable lease agreements, each of which is listed on Schedule 2.11. All of the Assets and the Leased Assets are in good
           -------------
operating condition and repair (ordinary wear and tear excepted).

   2.12  Real Property.
         -------------

         (a) Sylva does not own any real property.

         (b) Schedule 2.12(b)  lists each written lease and a brief  description
             ----------------
of the material terms of each oral lease (collectively, the "Facility Leases") of real property (the "Leased Real Property") leased by Sylva. Sylva holds an unencumbered interest in the leasehold estate of all Leased Real Property. Each Facility Lease is valid, in full force and effect, and enforceable in accordance with its terms and constitutes a legal and binding obligation of each party thereto. Sylva has neither given nor received any notice of default, termination or partial termination under any Facility Lease, and there is no existing or continuing default by Sylva or, to the knowledge of Sylva or Sellers, any other party in the performance or payment of any obligation under any Facility Lease. Sylva has complied in all material respects with the provisions of each Facility Lease. Sylva has not leased or subleased any portion of the Leased Real Property to any other person or entity.

         (c) The Leased Real Property includes all real property and rights therein which are used or occupied in connection with the operation of, and which are required by Sylva to operate, the Business as it is presently conducted.

         (d) Neither Sylva nor any Seller has received any notice that any zoning or similar land use restrictions are presently in effect or proposed by any governmental authority which would impair the use or occupancy of any of the Leased Real Property for the purposes for which such Leased Real Property is currently being used, and Sylva's use of the Leased Real Property is in compliance with all applicable building, zoning and land use laws and regulations. No condemnation or taking by eminent domain of any Leased Real Property is pending or, to the knowledge of Sylva or Sellers, threatened.

         (e) None of the Leased Real Property is subject to any easement, right of way, license, grant, building or use restriction, exception, reservation, limitation or other impediment which adversely interferes with or impairs the present and continued use thereof, and Sylva enjoys peaceful and undisturbed possession of all such Leased Real Property.

   2.13  Intellectual Property.  Schedule  2.13  contains a complete list of all
         ----------------------  --------------
patents, inventions, copyrights, technology, trade secrets, trademarks, service marks, corporate names, trade names, computer programs, software and other intellectual property owned or used by Sylva, and all registrations, applications and renewals of registrations for each of the foregoing (collectively, "Intellectual Property"). Sylva owns, free and clear of all Liens, all rights in and to, or holds a valid license to use and protect, all such Intellectual Property. Schedule 2.13 identifies any such Intellectual
                               -------------

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

Property which is owned, in whole or in part, by any person or entity other than Sylva and any Intellectual Property in or to which Sylva has granted any license or other rights to any other person or entity, and Schedule 2.13 briefly
                                                         --------------
describes the terms of all such arrangements. Sylva has not violated or infringed any patent, copyright, trade secret, trademark, service mark or other intellectual property rights of any other person or entity, and there are no claims pending or, to the knowledge of Sylva or Sellers, threatened against Sylva or any Seller asserting that the use of any Intellectual Property by Sylva infringes the rights of any other person or entity. Sylva has not made or asserted any claim of violation or infringement of any Intellectual Property against any other person or entity, and neither Sylva nor any Seller is aware of any such violation or infringement.

   2.14  Notes  and   Accounts  Receivable.   All  notes  receivable,   accounts
         ---------------------------------

receivable and other receivables of Sylva (the "Accounts Receivable") reflected on the June 30, 2001 Financial Statements were valid and represented bona fide claims against clients for services performed or other charges arising on or before June 30, 2001, and all of the services performed that gave rise to such Accounts Receivable were delivered or performed in accordance with the applicable orders, contracts, or client requirements. Schedule 2.14 sets forth
                                                        -------------
all Accounts Receivable as of November 7, 2001. All of such Accounts Receivable are valid and represent bona fide claims against clients for services performed or other charges arising on or before such date and will be collected in due course, and all of the services performed that gave rise to such Accounts Receivable were delivered or performed in accordance with the applicable orders, contracts, or client requirements. None of such Accounts Receivable are subject to any defenses, counterclaims or rights of offset. All changes in the Accounts Receivable since June 30, 2001 were incurred in the ordinary course of the Business consistent with past practices. All Accounts Receivable are evidenced by written agreements, invoices or other documents. Sylva has not written off any Accounts Receivable since June 30, 2001.

   2.15  Inventories.  Sylva  does  not  maintain  inventories  of any goods for
         -----------
resale nor is Sylva in possession or control of inventory items belonging to any third party.

   2.16  Contracts   and  Commitments.  Schedule  2.16  contains  a  list  which
         ----------------------------   --------------
identifies and briefly describes all written and oral contracts, agreements, leases, guaranties or commitments to which Sylva is a party or by which Sylva is bound: (a) involving the payment by or to Sylva of more than $5,000 in any twelve (12) month period; (b) which may not be terminated by Sylva on less than ninety (90) days' notice; (c) which may not be terminated by Sylva at will without incurring any obligation in excess of $5,000 therefor, whether as a termination fee or otherwise; (d) creating any joint venture or partnership; (e) relating to the voting of shares or election of directors of Sylva; (f) relating to the borrowing of money or placing a Lien on any of the assets or properties at Sylva; (g) prohibiting Sylva from freely engaging in any business or soliciting customers anywhere in the world; (h) involving any guaranty of any obligation for borrowed money or otherwise; or (i) which is otherwise material to the operation of the Business or was not entered into in the ordinary course of the Business consistent with past practice. Each such contract, agreement, lease, guaranty or commitment is in full force and effect, is valid and enforceable in accordance with its terms, constitutes a legal and binding obligation of the respective parties thereto, and is not the subject of any notice of default, termination or partial termination. There is no existing or continuing default by any party in the performance or payment of any obligation under any such contract, agreement, lease, guaranty or commitment. Sylva has complied in all material respects with the provisions of each such contract, agreement, lease, guaranty and commitment to which it is a party or by which it is bound.

   2.17  Suppliers.  Schedule  2.17 contains a complete and accurate list of all
         ---------   --------------
suppliers of Sylva with aggregate sales to Sylva during the past two years in excess of $10,000 and any agreements with such suppliers to which Sylva is a party. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall give rise to any right to terminate, or to any breach or default under, any such supplier arrangement. Sylva has not received any notice from any such supplier that it intends to terminate, decrease or otherwise adversely alter its relationship with Sylva, and neither Sylva nor any Seller knows of any reason why any such supplier would not continue to do business with Sylva, after the Closing under substantially similar terms as it does business with Sylva as of the date hereof.

   2.18  Services.  Schedule  2.18  lists  all  of the contracts for engineering
         --------   --------------
services entered into by Sylva during the past three (3) years. Sylva is not a party to or otherwise bound by any contract for the performance of any services by Sylva not set forth on Schedule 2.18.
                          -------------

   2.19  Ordinary Course of the Business.  Except as set forth on Schedule 2.19,
         -------------------------------                          -------------
Sylva has operated the Business in the ordinary course consistent with past practices since June 30, 2001. Without limiting the generality of the foregoing, since June 30, 2001:

         (a) there has been no material adverse change in the Business or in the assets, liabilities, results of operations or financial condition of Sylva;

         (b) there has been no destruction or loss of or to any of the assets or properties of Sylva;

         (c) there has been no sale, transfer or other disposition of any asset of Sylva;

         (d) the books, accounts and records of Sylva have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

         (e) there has been no labor dispute, organizational effort by any union, unfair labor practice charge or employment discrimination charge, nor institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving Sylva or affecting the operation of the Business;

         (f) there has been no amendment, termination or waiver of any right of Sylva under any contract or agreement or governmental license, permit or authorization;

         (g) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Sylva;

         (h) there has been no: (A) increase in the compensation or in the rate of compensation or commissions payable or to become payable by Sylva to any director or officer; (B) general increase in the compensation or in the rate of compensation or commissions payable or to become payable by Sylva to any salesmen, distributors or agents other than in the ordinary course of the
Business consistent with past practices; (C) general increase in the compensation or in the rate of compensation payable or to become payable to hourly employees or salaried employees of Sylva other than in the ordinary course of the Business consistent with past practices; (D) officer, director, employee or consultant (except for subconsultants hired with respect to current projects) hired or retained by Sylva at a salary or cost in excess of $50,000 per year; or (E) increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any officer, director, employee or consultant of Sylva, other than in the ordinary course of the Business consistent with past practices;

         (i) there has been no change in the articles of incorporation or bylaws of Sylva;

         (j) there has been no Lien created on or in any assets or properties of Sylva or assumed by Sylva with respect to any of its assets or properties;

         (k) Sylva has incurred no indebtedness for borrowed money other than trade payables arising in the ordinary course of the Business consistent with past practice;

         (l) there has been no creation of, amendment to or contributions, grants, payments or accruals for or to the credit of any employee of Sylva with respect to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement; and

         (m)  Sylva  has  neither  made  nor   committed  to  make  any  capital
expenditure in excess of $5,000.

   2.20  Litigation.  Except  as  set  forth  on  Schedule  2.20,  there  is  no
         ----------                               --------------
litigation, action, suit, arbitration, mediation, hearing, other legal or regulatory proceeding or governmental investigation pending or, to the knowledge of Sylva or Sellers, threatened by or against Sylva or any Seller which may result in any liability to RS&H or Sylva, or which otherwise affects the Assets, the Business, or the ability of any Seller to perform its obligations under this Agreement. No judgment, award, order or decree has been rendered against Sylva or any Seller which affects the Assets, the Business or Sellers' ability to perform its obligations under this Agreement or which has not been paid or discharged in full prior to the date hereof.

   2.21  Compliance with Laws.  Sylva  and  each  Seller  has  complied  in  all
         --------------------
respects with all statutes, laws, rules, regulations, orders, decrees and ordinances (collectively, "Laws") applicable to Sylva or the operation of the Business, including, without limitation, all Laws relating to environmental, trade regulation, labor, benefits and employee matters. Neither Sylva nor any seller has received any written notice alleging any violation of such Laws.

   2.22  Permits and Licenses. Sylva holds all permits, licenses,  approvals and
         --------------------
authorizations from all governmental or regulatory authorities which are necessary to conduct the Business as presently conducted and in a manner consistent with its past practices. Sylva is in compliance with the terms of all permits, licenses, approvals and authorizations which are necessary to operate the Business as presently conducted and consistent with past practices or which are otherwise material to Sylva or to the operation of the Business, each of which is listed on Schedule 2.22 and is in full force and effect (with no
                     --------------
suspension thereof pending or threatened).

   2.23  Taxes.
         -----

         (a)  Except as set forth on  Schedule  2.23(a),  (i) Sylva has duly and
                                      ----------------
timely filed all "Tax" (as hereinafter defined) reports, returns, estimates, declarations of estimated tax, information statements and returns relating to, and required to be filed on or prior to the date hereof by or with respect to Sylva, the Assets, and/or the operation of the Business, including information returns or reports with respect to backup withholding and other payments to third parties ("Returns"), and all of such Returns are true, correct and complete in all respects; (ii) Sylva has paid on a timely basis all applicable Taxes that were due and payable by or with respect to Sylva, the Assets, and/or the operation of the Business for any period of time prior to the date hereof, and no other Taxes are due and payable by or with respect to Sylva, the Assets, and/or the operation of the Business for items or periods covered by such Returns; (iii) Sylva has withheld and paid over all Taxes required to have been withheld and paid over by or with respect to Sylva, the Assets, and/or the operation of the Business, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no Liens on any of the properties or assets of Sylva with respect to Taxes, other than Liens for Taxes not yet due and payable. For purposes of this Agreement, "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         (b) Except as set forth on  Schedule  2.23(b),  Sylva is not  currently
                                     ----------------
and, since its formation, has never been a party or subject to any Tax audit, investigation, levy, assessment, action, proceeding or claim, and no notice of the possible institution of any Tax audit, investigation, levy, assessment, action, proceeding or claim has been received by Sylva or, to the extent relating to Sylva or the Business, any Seller. No extension of a statute of limitations relating to Taxes is in effect with respect to Sylva.

         (c) Sylva is not (nor has it ever been) a party to any tax sharing agreement. Sylva does not have any liability for the Taxes of any person or entity other than itself either as a result of being a transferee or successor, by contract or otherwise.

         (d) The unpaid Taxes of Sylva (i) did not, as of June 30, 2001, exceed the reserve for Tax liability reflected in the Latest Financial Statements, and
(ii) do not exceed that reserve as adjusted through the date hereof in accordance with the past custom and practice of the Company. The amounts so accrued completely and accurately reflect the amount of any such unpaid Taxes, and the amount of cash reserved for the payment of such unpaid Taxes by Sylva is sufficient for payment thereof.

         (e) Sylva has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations. Sylva has not made any payments, Sylva is not obligated to make any payments, nor is Sylva a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Sylva has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Sylva has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

   2.24  Insurance.  Schedule  2.24  contains  a  complete  list and description
         ---------   --------------
(including the expiration date, premium amount and coverage thereunder) of any and all policies of insurance and bonds presently maintained by, or providing coverage for, Sylva or any of its officers, employees or directors, all of which are and will be maintained in full force and effect through the Closing Date, together with a complete list of all claims made within the last three (3) years and all pending claims under any of such policies or bonds. All material terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received by Sylva or any Seller. Such policies and bonds provide adequate coverage to insure the Assets and the Business and the activities of the officers and directors of Sylva against such risks and in such amounts as are prudent and customary. A true, correct and complete copy of each such insurance policy and bond (or a summary thereof) is attached hereto as
Schedule 2.24.
-------------

   2.25  Environmental.
         -------------

         (a) Neither Sylva nor any of its affiliates has violated or has any liability (whether known or unknown, accrued, absolute, contingent or otherwise, whether due or to become due, and whether or not required to be an accrued or reserved against under GAAP), and there is no past or present condition, circumstance, practice, activity, incident, action or plan which would result in any such liability to Sylva or RS&H, in connection with or under any

"Environmental Law" (as hereinafter defined). For purposes of this Agreement, "Environmental Law" means any applicable federal, state, local or foreign Law, order, judgment, decree or injunction relating to (i) pollution or the protection of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land), (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release, spill or discharge or disposal of pollutants, wastes, contaminants, or "Hazardous Substances" (as hereinafter defined), or (iii) workplace safety or health. For purposes of this Agreement, the term "Hazardous Substances" includes (i) petroleum, petroleum byproducts and any petroleum fractions; (ii) any substance or any material containing a substance, defined or regulated as hazardous or toxic or words of similar meaning or effect under any applicable Law, statute, order, judgment, decree or injunction; (iii) any other materials to which liability or standards of conduct are imposed pursuant to any Environmental Law.

         (b) There are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to the knowledge of Sylva or Sellers, threatened relating to Sylva, the Business or Assets, which could (i) interfere with the operation of the Business, (iii) prevent continued compliance by Sylva with any Environmental Law or "Environmental Permits" (as defined below"), or
(ii) impose any liability upon Sylva or RS&H pursuant to any Environmental Law.

         (c) Sylva has obtained all permits, licenses, approvals and other authorizations (collectively, the "Environmental Permits") which are necessary for or otherwise material to the operation of the Business as it is now or has ever been conducted under any Environmental Law.

   2.26  Compensation Structure. Schedule 2.26 contains a true and complete list
         ----------------------  -------------
of the names, titles, and compensation of each full and part-time employee of Sylva (including, without limitation, the date each was hired, and all salary, wages, bonuses, accrued vacation, and other fringe benefits which such employee receives), and the name, compensation of and services provided by each consultant of Sylva. No such employee or consultant has informed or advised Sylva (nor is Sylva or any Seller otherwise aware) that he or she does not intend to continue his or her employment or other arrangement with Sylva after the date hereof or after the Closing. Sylva has obtained all registrations and filings and has taken all necessary actions required under all applicable social security, labor, immigration social contribution and withholding Laws and regulations with respect to its employees, and Sylva has paid each of its ex-employees upon the termination of his or her employment all amounts it was required to pay by Law, by agreement or otherwise. Except as set forth on
Schedule  2.26,  (i)  Sylva is not a party  to any  written  agreement  with any
--------------
employee or consultant, and (ii) all employees of Sylva may be terminated at any time for any reason or no reason without further obligation or consequence.

   2.27  Employee Benefits.
         -----------------

         (a) Schedule  2.27(a) lists all bonus,  stock option,  stock  purchase,
         ---------------------
restricted stock, deferred compensation, retiree medical or life insurance, retirement, severance or other benefit plans, programs or arrangements to which Sylva is a party or which are maintained, contributed to or sponsored by Sylva for the benefit of any current or former employee, officer or director of Sylva (all such plans are sometimes referred to herein collectively as the "Plans" and individually as a "Plan").

         (b)  Except  as  set  forth  on   Schedule   2.27(b),   (i)  no  audit,
                                           -------------------
investigation or review by any governmental or other law enforcement agency is pending or has been proposed with respect to any Plan; and (ii) each Plan has been administered in compliance with its terms and all applicable requirements of Law. No Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to such Plan which would constitute a breach of fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

         (c) All reports and other documents required to be filed with any governmental agency or distributed to any Plan participants or beneficiaries have been duly filed or distributed on a timely basis.

         (d) No Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, nor is any Plan is subject to Title IV of ERISA.

         (e) Except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, Sylva does not have any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment for former or present employees.

         (f) All required employer contributions, premium payments and employee contributions under the Plans have been made and remitted to the funding agents or accrued or booked thereunder within the time prescribed by any such Plan and applicable Laws.

         (g) Other than routine claims for benefits payable to participants or beneficiaries in accordance with the terms of the Plans, there are no claims pending or, to the knowledge of Sylva or Sellers, threatened by any participant or beneficiary against Sylva, any of the Plans or any fiduciary of any of the Plans, or with respect to the terms and conditions of employment or termination of employment, and no basis for any such claim or claims exists.

   2.28  Labor-Related  Matters.  Sylva  is  not  a  party  to  any   collective
         ----------------------
bargaining agreement or agreement of any kind with any union or labor organization. Sylva is not in violation of or default under any collective bargaining  or other  similar  agreement.  There  are no unfair  labor  practice charges pending or threatened against Sylva and there are no charges, complaints, claims or proceedings pending or, to the knowledge of Sylva and Sellers, threatened against Sylva with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) as to employees of Sylva or as to any person seeking employment therefrom, and no such violations exist, and no basis for any such charges, complaints or claims exists.

   2.29  Directors  and  Officers.  Schedule   2.29 correctly  lists  all of the
         ------------------------   ---------------
present officers and directors of Sylva.

   2.30  Transactions  With  Management.  Except  as set forth on Schedule 2.30,
         ------------------------------                           -------------
Sylva is neither a party to nor has any contracts with or commitments to any Seller or any of Sylva's current or former shareholders, directors, officers, employees or agents, including any business directly or indirectly controlled by any such person (other than employment agreements with current officers, directors, and employees of the Sylva disclosed on Schedule 2.26.)
                                                   -------------

   2.31  Bank  Accounts.  Schedule  2.31  contains  a complete and accurate list
         --------------   --------------
of the names and addresses of every bank and other institution in which Sylva maintains an account or safety deposit box, the account numbers of each such account, and the names of all persons who are authorized to draw thereon or have access thereto.

   2.32  Propriety of Past Payments. No funds or assets of Sylva have  ever been
         --------------------------
used for illegal purposes. No unrecorded fund or asset of Sylva has been established for any purpose which would violate any Law or which would have a material adverse effect on Sylva. No accumulation or use of any funds of Sylva which would violate any Law or which would have a material adverse effect on Sylva has been made without being accounted for in the books and records of Sylva. All payments by or on behalf of Sylva have been duly and properly recorded and accounted for in its books and records in accordance with its policies with respect thereto. No false or artificial entry has been made in the books and records of Sylva, and no payment has been made by or on behalf of Sylva or any Seller with the advance knowledge and understanding that any part of such payment would be used for any unlawful purpose. Neither Sylva, any Seller, nor any person or entity acting on behalf of Sylva or any Seller has made, directly or indirectly, any illegal contributions to any political party, official or candidate.

   2.33  Insolvency  Proceedings.  No  insolvency  proceedings  of  any  kind or
         -----------------------
nature, including, without limitation, bankruptcy, receivership, reorganization, or other arrangements with creditors, whether voluntary or involuntary, with respect to Seller, Sylva or the Business are pending or, threatened.

   2.34  Securities Matters.
         ------------------

         (a) Each Seller (i) understands and acknowledges that the RS&H Shares and the Note to be issued at the Closing have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and are "restricted securities" under SEC Rule 144 under the Securities Act, which may not be sold in the absence of registration under the Securities Act and any applicable state securities law or an exemption therefrom, (ii) is acquiring the RS&H Shares and/or the Note solely for his own account for investment purposes and not with a view to the distribution or resale thereof;
(iii) is a sophisticated investor with such knowledge and experience in business and financial matters that he is capable of evaluating the merits and the risks inherent in acquiring and holding the RS&H Shares and/or the Note; (iv) has received certain information concerning RS&H and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in acquiring and holding the RS&H Shares and/or the Note; and (v) is able to bear the economic risk and lack of liquidity inherent in acquiring and holding the RS&H Shares and/or the Note.

         (b) Each Seller acknowledges that he has received copies of each of the "RS&H SEC Documents" and the "Supplemental Disclosure Letter" (as such terms are defined in Section 3.7).

         (c)  Each  Seller   understands  and  acknowledges   that  certificates
representing the RS&H Shares to be issued at the Closing will bear legends substantially to the following effect:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A BUY-SELL AGREEMENT, COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY. ANY ATTEMPTED TRANSFER OR PLEDGE OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF THE TERMS OF SUCH BUY-SELL AGREEMENT SHALL BE NULL AND VOID AND SHALL NOT BE RECOGNIZED BY THE COMPANY.

   2.35  Representations and Warranties. Sellers have delivered to  RS&H a true,
         ------------------------------
correct and complete copy of all contracts, Plans and other documents listed or described in the Schedules to this Agreement. No representation or warranty made by Sellers in this Agreement or pursuant hereto contains any untrue statement, and such representations and warranties do not omit any statement necessary in order to make any statement contained therein not misleading.

   2.36   Additional  Representations  and  Warranties. Each of W. Edward Conger
          --------------------------------------------
and Ronald R. Kline hereby individually represents and warrants as follows:

         (a) Such  Seller  has full  power  and  authority  to enter  into  this
Agreement,   to  perform  his  obligations   hereunder  and  to  consummate  the
transactions contemplated hereby.

         (b) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

         (c) Such Seller is the sole registered and beneficial owner of, and has good, valid and marketable title to, the number of Shares set forth opposite such Seller's name on Schedule 2.7, free and clear of any and all Liens. Such Seller has the full right, power and authority to sell, transfer and deliver the Shares owned by him to RS&H and at the Closing shall transfer to RS&H good, valid and marketable title to all of the Shares owned by him, free and clear of any and all Liens.

         (d) Such Seller has no actual knowledge of any facts, events or circumstances which would cause any of the representations and warranties set forth in Sections 2.1-2.33 to be untrue or inaccurate in any material respect.


                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF RS&H
                     --------------------------------------

         Notwithstanding   any   independent   investigation   or   verification
undertaken by Sellers or any of their respective representatives, RS&H hereby represents and warrants to the Sellers as follows:

   3.1   Organization and Good Standing.  RS&H is a corporation duly  organized,
         ------------------------------
validly existing and in good standing under the laws of the State of Florida.

   3.2   Power and Authorization. RS&H has full corporate power and authority to
         -----------------------
enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by RS&H and RS&H's performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of RS&H. No other action is necessary to authorize the execution, delivery and performance of this Agreement by RS&H.

   3.3   Binding Effect.  This Agreement has been duly executed and delivered by
         --------------
RS&H  and  constitutes  the  legal,   valid  and  binding  obligation  of  RS&H,
enforceable in accordance with its terms.

   3.4   No  Violation;  Consents.  Neither  the  execution and delivery of this
         ------------------------
Agreement by RS&H nor the performance by RS&H of its obligations hereunder will:

         (a) violate or conflict with any provision of the articles of incorporation or Bylaws of RS&H,

         (b) violate, breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation to or by which RS&H is a party or is bound, except to the extent any such violation, breach or default would not have a material adverse effect on RS&H,

         (c) violate or conflict with any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which RS&H is subject; or

         (d) require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any third party, court or governmental or regulatory authority.

   3.5   Litigation.   There  is  no  litigation,   action,  suit,  arbitration,
         ----------
mediation, hearing, governmental investigation or similar proceeding pending or, to RS&H's knowledge, threatened by or against RS&H, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

   3.6   RS&H Shares. The RS&H Shares, when issued to Sellers at the  Closing in
         -----------
accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

   3.7   SEC Documents; Financial Statements.
         -----------------------------------

         (a) RS&H has filed all statements, reports, registration statements, proxy statements and other documents required to be filed by RS&H with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (collectively, the "RS&H SEC Documents") and has made available to each Seller
(i) a true, correct and complete copy of each of the RS&H SEC Documents in the form filed with the SEC by RS&H, and (ii) a letter dated November 7, 2001 disclosing certain information as to the financial condition of and pending liquidation proceedings involving Reliance Insurance Co. (the "Supplemental Disclosure Letter").

         (b) The RS&H SEC Documents (i) were prepared in all material respects in compliance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any such misstatement or omission has been corrected or superseded by a subsequent RS&H SEC Document or any disclosure made by RS&H to Seller.

    3.8  Securities Matters. RS&H (a) understands that the Shares have not been,
         ------------------
and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and are "restricted securities" under SEC Rule 144 under the Securities Act, which may not be sold in the absence of registration under the Securities Act and any applicable state securities law or an exemption therefrom; (b) is acquiring the Shares solely for its own account for investment purposes and not with a view to the distribution or resale thereof; (c) is a sophisticated investor with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks inherent in acquiring and holding the Shares;
(d) has received certain information concerning Sylva and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in acquiring and holding the Shares; and (e) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

   3.9   Representations  and  Warranties.  Except as set forth herein, RS&H has
         --------------------------------
not made and Seller is not relying on any representations or warranties of RS&H with respect to the RS&H Note or Shares or the business, assets, liabilities, results of operation or financial condition of RS&H.

                                    ARTICLE 4
                         OTHER AGREEMENTS OF THE PARTIES
                         -------------------------------

   4.1   Non-Disclosure Covenants.
         ------------------------

         (a) For purposes of this Agreement, the following terms shall have the following respective meanings:

              (i) "Confidential Information" shall mean all valuable, proprietary and confidential information in any way relating to Sylva, the Business or RS&H or belonging to or pertaining to Sylva, the Business or RS&H that does not constitute a "Trade Secret" (as hereinafter defined) and that is not generally known by or available to Sylva's or RS&H's competitors.

              (ii) "Trade Secrets" shall mean all "trade secrets" in any way relating to Sylva, the Business or RS&H or belonging to or pertaining to Sylva, the Business or RS&H as defined under applicable law.

         (b) In recognition of RS&H's need to protect its legitimate business interests, and as covenants ancillary to the sale of a business, each Seller hereby covenants and agrees that he shall not, without the prior written consent of RS&H in each instance, use, disclose, transfer, assign, disseminate, reproduce, copy or otherwise communicate, directly or indirectly, in any way or for any purposes, for itself or for any other person or entity: (a) any Confidential Information for a period of three (3) years after the Closing; or
(b) any Trade Secret at any time during which such information shall constitute a trade secret under applicable law.

         (c) If any Seller becomes legally compelled to disclose any Confidential Information or Trade Secrets (whether by judicial or administrative order, applicable law, rule or regulation, or otherwise), such Seller will use its reasonable efforts to provide RS&H with prior notice thereof so that RS&H may seek a protective order or other appropriate remedy to prevent or limit such disclosure; provided, however, that such Seller will use its reasonable efforts to maintain the confidentiality of such Confidential Information or Trade Secrets. If such protective order or other remedy is not obtained prior to the time such disclosure is required, such Seller will only disclose that portion of such Confidential Information and Trade Secrets which it is legally required to disclose.

   4.2   Nonsolicitation Covenants. In recognition of RS&H's need to protect its
         -------------------------
legitimate business interests, and as covenants ancillary to the sale of a business, each Seller expressly covenants and agrees that, during his employment by RS&H and for a period of three (3) years thereafter, he will not, either directly or indirectly, for himself or in conjunction with or on behalf of any person or entity other than RS&H or Sylva, solicit for employment or attempt to solicit for employment, or hire, any employee of RS&H or Sylva to work for any other individual or entity whatsoever.

   4.3   Acknowledgments; Remedies.
         -------------------------

         (a) Each of the Parties hereby acknowledges and agrees that the covenants set forth in Sections 4.1 and Section 4.2 (the "Protective Covenants") constitute the most reasonable and equitable restrictions possible in order to protect RS&H's legitimate business interests and its substantial investment in Sylva, given the substantial consideration which Sellers are receiving hereunder, the complexity of the Business and the business of RS&H, the competitive nature of the industry in which RS&H and Sylva are engaged, and Sellers' access to Trade Secrets and Confidential Information.

         (b) Each of the applicable Parties further acknowledges and agrees that any breach of the Protective Covenants may cause irreparable harm to RS&H and that monetary damages may not be an adequate remedy for any breach of the Protective Covenants, and that RS&H may (in its sole discretion), without limiting any other remedies available to RS&H at law, in equity or under this Agreement, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relieve in order to enforce or prevent any violation (or threatened violation) of the Protective Covenants.

         (c) In the event any Protective Covenant shall be determined by a court or tribunal of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it is the intention of the Parties that such provision be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court or tribunal in such action.

   4.4   Brokers; Expenses. RS&H and each Seller hereby represents  and warrants
         -----------------
to the other Parties that it has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with or in any way related to execution of this Agreement or the consummation of the transactions contemplated hereby. Each party hereto shall pay its own fees and expenses (including the fees and expenses of its attorneys, accountants, investment bankers, brokers, financial advisors and other professionals) incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of all transactions contemplated hereby.

   4.5   Best Efforts; Further Assurances.  Subject to the terms and  conditions
         --------------------------------
contained herein, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and any tax election which RS&H and Sellers may agree to make with respect to such transactions. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the appropriate party shall take all such actions without any further consideration therefor.

   4.6   Benefit  Plans.  Upon  the  Closing  and  continuing at  least  through
         --------------
December 31, 2001, the employees of Sylva shall be entitled to continue to participate in all presently existing Sylva employee benefit Plans with the exception of any bonus compensation plans (which bonus compensation plans, if any, have been terminated). The employees of Sylva shall leave the Plans of Sylva and enter the applicable RS&H employee benefit plans pursuant to the terms of such plans on such date as RS&H deems appropriate.

   4.7   Publicity. Neither Party shall issue any press release,  written public
         ---------
statement or announcement relating to this Agreement or the transactions contemplated hereby without the prior approval of RS&H and Cesar Sylva in each instance, except to the extent such disclosure is required by law (in which case only prior notice thereof need be given).


                                    ARTICLE 5
                                 INDEMNIFICATION
                                 ---------------

   5.1   Indemnification by Sellers.
         --------------------------

         (a) Subject to this Article 5, Cesar E. Sylva LL and James R. Squire, jointly and severally, hereby indemnify and agree to promptly defend and hold harmless RS&H and its officers, directors, shareholders, employees, agents and affiliates (collectively, the "RS&H Indemnified Parties") from and against any and all claims, costs, expenses (including, without limitation, attorneys' fees and court costs), judgments, penalties, fines, damages, losses and liabilities of any kind or nature (collectively, "Losses") incurred by any of the RS&H Indemnified Parties resulting from, arising out of or related to any of the following:

              (i) any breach of any representation or warranty made by any Sellers herein or in any Exhibit, Schedule, document or agreement executed by any Seller and delivered to RS&H pursuant hereto;

              (ii) any breach of any covenant or agreement of any Seller contained herein or in any Exhibit, Schedule, document or agreement executed by any Seller and delivered to RS&H pursuant hereto; or

              (iii) all attorney's fees, court costs and other expenses, including the satisfaction of any judgments entered or settlements reached, in connection with that lawsuit pending in the District Court of Harris County, Texas, Case No. 98-42530, filed by Medallion International Corporation, as plaintiff, against Sylva and Cesar Sylva LL, as defendants, and/or any subsequent lawsuit filed with respect to or arising out of same; provided, however, that any such subsequent lawsuit shall first be submitted to any applicable liability insurance carrier for handling.

         (b) Subject to this Article 5, each of W. Edward Conger and Ronald R. Kline, hereby indemnifies and agrees to promptly defend and hold harmless the RS&H Indemnified Parties from and against any and all Losses incurred by any of the RS&H Indemnified Parties resulting from, arising out of or related to any of the following:

              (i) any breach of any representation or warranty made by such Seller herein or in any Exhibit, Schedule, document or agreement executed by such Seller and delivered to RS&H pursuant hereto; or

              (ii) any breach of any covenant or agreement of such Seller contained herein or in any Exhibit, Schedule, document or agreement executed by such Seller and delivered to RS&H pursuant hereto.

         (c) In the event RS&H shall be entitled to indemnification from any Seller under this Section 5.1, RS&H may set off the amount to which it is entitled against the Security Deposit, the Note and any earned but unpaid Earnout Consideration. The existence of such right of set-off shall not limit any other remedy available to RS&H at law, in equity or under this Agreement.

         (d) Notwithstanding anything else contained herein to the contrary, the maximum aggregate liability of any Seller to RS&H pursuant to this Agreement shall be an amount equal to the portion of the Purchase Price received or receivable by such Seller hereunder.

   5.2   Indemnification  by  RS&H.  Subject   to this  Article  5, RS&H  hereby
         -------------------------
indemnifies and agrees to promptly defend and hold harmless Sellers and their respective officers, directors, shareholders, employees, agents and affiliates, from and against any and all Losses incurred by any of them resulting from, arising out of, or related to any of the following:

         (a) any breach of any representation or warranty made by RS&H herein or in any Exhibit, Schedule, document or agreement executed by RS&H and delivered to Sellers pursuant hereto; or

         (b) any breach of any covenant or agreement of RS&H contained herein or in any Exhibit, Schedule, document or agreement executed by RS&H and delivered to Sellers pursuant hereto.

   5.3   Administration of Claims.
         ------------------------

         (a)  Whenever  any Party is  entitled  to  indemnification  under  this
Article 5, the Party entitled to indemnification (the "Indemnified Party") shall promptly notify the appropriate other Party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a person who is not a party to this Agreement (a "Third Party Claim"), such notice shall also specify, if known, the amount or a good faith estimate of the amount of the Losses or potential Losses arising therefrom. The Indemnified Party shall be entitled to receive interest from the Indemnifying Party at a rate per annum equal to eight percent (8%) percent on any claim hereunder from the date it notifies the Indemnifying Party of such claim until such claim is actually paid.

         (b) No Party shall settle or compromise or voluntarily enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such indemnifiable claim or proceeding except with the prior written consent of the other Party, which will not be unreasonably withheld, and in accordance with this Section 5.3. With respect to any Third Party Claim, the Indemnifying Party shall undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the Indemnified Party. The Indemnified Party or any other party shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing at its own expense. In the event the Indemnifying Party, after half of the period for the presentation of a defense against any such Third Party Claim, fails to begin to diligently defend it (or at any time thereafter ceases to diligently defend it), the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Indemnifying Party, at the expense and risk of the Indemnifying Party.

   5.4   Survival  of  Representations  and  Warranties.  Except  as   otherwise
         ----------------------------------------------
expressly set forth in this Agreement, the representations and warranties of Sellers contained in Article 2 of this Agreement, the representations and warranties of RS&H contained in Article 3 of this Agreement, and all claims and causes of action with respect thereto, shall survive the Closing until the expiration of three (3) years after the Closing Date; provided, however, that
(i) RS&H's rights under Sections 5.1(a)(ii), 5.1(a)(iii) and 5(b)(ii) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.5, 2.7,

2.34 and 2.36(a-c) and any representation, warranty, covenant or agreement set forth outside of Article 2 or Article 3 in this Agreement (and all claims and causes of action with respect thereto) shall survive the Closing indefinitely, and (ii) the representations and warranties as set forth in Sections 2.23 and
2.27 (and all claims and causes of action with respect thereto) shall survive the Closing for a period of six (6) months after all applicable statutes of limitations on any claims related to or arising out of the respective matters set forth therein have expired. Any claim for indemnification under this Article 5 must be asserted during the survival period applicable thereto, if any. In the event notice of any claim for indemnification is given within the applicable survival period, an Indemnifying Party's obligations with respect to such indemnification claim shall survive until such time as such claim is finally resolved.

   5.5   Subrogation.  In  the  event  an Indemnifying Party pays an Indemnified
         -----------
Party's Losses pursuant to this Article 5, such Indemnifying Party shall be subrogated to the rights the Indemnified Party has against any insurer or other third party with respect thereto (and, upon the reasonable request of the Indemnifying Party, the Indemnified Party shall take appropriate actions necessary to transfer and assign such rights to the Indemnifying Party). Any such payments by an Indemnifying Party shall not affect any rights of contribution to which it may be entitled by law.

    5.6  Release  of  Security  Deposit.  Any  remaining portion of the Security
         ------------------------------
Deposit, after application of all set-offs and deductions provided for in this Agreement, less any amounts with respect to which RS&H has in good faith asserted a claim, but not yet received, indemnification hereunder, shall be released to Sellers (as allocated in accordance with Section 1.6) on the date that is eighteen (18) months following the Closing Date or upon a final adjudication or settlement of the Medallion International Corporation lawsuit referred to in Section 5.1(a)(iii) above, whichever occurs later. Any amount withheld with respect to pending claims for indemnification which remains after application of all set-offs and deductions with respect to such claims shall be distributed to the Sellers promptly following final resolution of such claims.

                                    ARTICLE 6
                                  MISCELLANEOUS
                                  -------------

   6.1   Notices.
         -------

         (a) All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested), or by a recognized national overnight courier service as set forth below:

                  If to RS&H :             Reynolds, Smith and Hills, Inc
                                           4651 Salisbury Road, Suite 400
                                           Jacksonville, Florida 32256-0901
                                           Attention: Kenneth R. Jacobson

                  With a copy to:          Troutman Sanders LLP
                                           600 Peachtree Street, NE
                                           Suite 5200
                                           Atlanta, GA  30308-2216
                                           Attention:  William B. Marianes

                  If to Sellers:           Cesar E. Sylva LL
                                           12414 Lake Shore Ridge
                                           Houston, TX  77041

                                           James R. Squire
                                           610 Regentview Drive
                                           Houston, TX  77079

                                           W. Edward Conger
                                           16030 Sweetwater Creek Dr.
                                           Houston, TX  77095

                                           Ronald R. Kline
                                           8314 Greenleaf Lake
                                           Houston, TX  77095

                  With a copy to:          Ted A. Cox, Esquire
                                           2223 Mangum, Suite 209
                                           Houston, TX 77092

         (b) Notices delivered pursuant to Section 6.1(a) shall be deemed given:
(i) at the time delivered, if personally delivered; (ii) at the time received, if mailed; and (iii) one (1) business day after timely delivery to the courier, if by overnight courier service.

         (c) Any Party hereto may change the address to which notice is to be sent by written notice to the other Party in accordance with this Section 6.1.

   6.2   Entire Agreement.  This Agreement, including all Exhibits and Schedules
         ----------------
hereto (all of which are incorporated herein by this reference), contains the entire agreement and understanding concerning the subject matter hereof between the Parties and specifically supersedes that certain letter of intent, dated June 8, 2001, among RS&H, Sylva, Cesar E. Sylva, P.E., and J.R. Squire, P.E.

   6.3   Waiver;  Amendment.  No  waiver,  termination  or  discharge  of   this
         ------------------
Agreement, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. No waiver by any party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by all Parties.

   6.4   Severability.  If  any  provision of this Agreement shall be held void,
         ------------
voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

   6.5   Governing Law.   This  Agreement  shall be governed by and construed in
         -------------
accordance with the laws of the State of Texas, without regard to conflict of laws principles.

   6.6   Assignment.  No  party hereto may assign this Agreement, in whole or in
         ----------
part, without the prior written consent of the other Parties, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect; provided, however, that RS&H may assign this Agreement to a wholly owned, direct or indirect, subsidiary of RS&H, which assignment shall not relieve RS&H of responsibility for its obligations hereunder.

   6.7   Binding Effect. This Agreement shall be binding upon and shall inure to
         --------------
the benefit of the Parties and their respective successors and permitted assigns.

   6.8   Cumulative Remedies. All rights and remedies of each party  hereto  are
         -------------------
cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    6.9  Headings. The titles, captions and headings contained in this Agreement
         --------
are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Agreement.

   6.10  Reference  with  Agreement.  Numbered  or lettered  articles, sections,
         --------------------------
paragraphs, subsections, schedules and exhibits herein contained refer to articles, sections, paragraphs, subsections, schedules and exhibits of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all Exhibits and Schedules and all amendments to any of them unless the context shall clearly indicate or require otherwise.

   6.12  Interpretation.  This  Agreement  shall  not be construed more strongly
         --------------
against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by all Parties.

   6.13  Definition  of  Knowledge.  Any  reference  in this Agreement or in any
         -------------------------
certificate delivered pursuant hereto to any or all Sellers' or Sylva's "knowledge" (or other similar expressions relating to the knowledge or awareness of any or all Sellers or Sylva) shall include all matters which Sylva, any Seller or any of Sylva's or any Seller's officers, directors or employees actually knew or should have known after diligent inquiry.

   6.14  Counterparts; Fax Signatures. This Agreement may be executed  in one or
         ----------------------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

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                                       29

     IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Agreement as of the day and year first above written.


                              "RS&H "

                              REYNOLDS, SMITH AND HILLS, INC.


                              By: __________________________
                              Name: ________________________
                              Title: _______________________



                              "SELLERS"

                              ------------------------------------------(Seal)
                              Cesar E. Sylva LL

                              ------------------------------------------(Seal)
                              James R. Squire

                              ------------------------------------------(Seal)
                              W. Edward Conger

                              ------------------------------------------(Seal)
                              Ronald R. Kline